[LOGO]



                                   GRACO INC.
                              88 Eleventh Avenue NE
                          Minneapolis, Minnesota 55413


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Dear Shareholder:

     Please join us on Tuesday, May 1, 2001, at 1:30 p.m. for Graco's Annual Meeting of Shareholders at the Russell J. Gray Technical Center, which is located at the intersection of Ramsey Street and 11th Avenue N.E., Minneapolis, Minnesota.

     At this meeting, shareholders will consider the following matters:

     1.   Election of three directors to serve for three-year terms.

     2.   Adoption of the Graco Inc. Stock Incentive Plan.

     3. Ratification of the selection of independent auditors for the current year.

     4. Transaction of such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 5, 2001, are entitled to vote at this meeting or any adjournment.

     We encourage you to join us and participate in the meeting. If you are unable to do so, you may either call our toll-free telephone vote number, or mark and return the enclosed Proxy Card. Have your Proxy Card in front of you when you make your call as it contains important information which is required to access the system.

     If you do not call us, return your Proxy Card or vote your shares in person at the meeting, you will lose your right to vote on matters that are important to you as a shareholder. Accordingly, if you do not plan to attend the meeting, please call 1-800-240-6326 to vote your shares, or execute and return the enclosed Proxy Card. This will not prevent you from voting in person if you decide to attend the meeting.

Sincerely,

/s/George Aristides                       /s/Robert M. Mattison
George Aristides                          Robert M. Mattison
Chief Executive Officer                   Secretary


March 29, 2001
Minneapolis, Minnesota



                             YOUR VOTE IS IMPORTANT


      We urge you to call our transfer agent any time toll-free at 1-800-240-6326 and vote your shares. Have your Proxy Card in front of you when you make your call as it contains important information, including a unique shareholder control number that is required to access the system. Follow the prompts in the automated menu. If you do not wish to take advantage of the telephone voting, please mark, date and sign the Proxy Card and return it in the accompanying envelope as soon as possible. If you attend the meeting, you may still revoke your proxy and vote in person if you wish.

                                TABLE OF CONTENTS

                                                                            Page

          Election of Directors................................................2
            Nominees and Other Directors.......................................2
            Meetings and Committees of the Board of Directors..................4
            Nomination of Directors............................................5
            Audit Committee Report.............................................5
               Report of the Audit Committee ..................................5
               Principal Accounting Firm Fees..................................6
            Executive Compensation.............................................6
               Report of the Management Organization
                  and Compensation Committee...................................6
               Comparative Stock Performance Graph.............................9
               Summary Compensation Table.....................................10
               Option Grants Table (Last Fiscal Year).........................11
               Aggregated Option Exercises In Last Fiscal Year and
                  Fiscal Year-End Option Values...............................11
               Change in Control and Termination Arrangements.................12
               Retirement Arrangements........................................12
               Directors' Fees................................................13
               Certain Business Relationships.................................14
            Beneficial Ownership of Shares....................................14
               Principal Shareholders.........................................15
               Section 16 Reporting Compliance................................15
          Adoption of Plan....................................................16
          Ratification of Appointment of Independent Public Auditors..........20
          Other Matters.......................................................20
          Shareholder Proposals...............................................20








      A copy of the 2000 Graco Inc. Annual Report on Form 10-K, including the Financial Statements and the Financial Statement Schedule, can be obtained free of charge by calling (612) 623-6659, requesting a copy from our web site at www.graco.com, or writing:


                                   Treasurer
                                   Graco Inc.
                                  P.O. Box 1441
                             Minneapolis, Minnesota
                                   55440-1441


                 NOTE: Vote by telephone - call 1-800-240-6326

                                     [LOGO]






                                   GRACO INC.
                              88 Eleventh Avenue NE
                          Minneapolis, Minnesota 55413

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 2001


     Your proxy, represented by the accompanying Proxy Card, is solicited by the Board of Directors of Graco Inc. ("Graco" or the "Company") in connection with the Annual Meeting of the Shareholders of the Company to be held on May 1, 2001, and any adjournments of that meeting.

     The costs of the solicitation, including the cost of preparing and mailing the Notice of Meeting and this Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers of the Company personally, but at no compensation in addition to their regular compensation as officers. The Company may reimburse brokers, banks and others holding shares in their names for third parties, for the cost of forwarding proxy material to, and obtaining proxies from, third parties. The Proxy Statement and accompanying Proxy Card will be first mailed to shareholders on or about March 29, 2001.

     Proxies may be revoked at any time prior to being voted by giving written notice of revocation to the Secretary of the Company. All properly executed proxies received by management will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareholder giving the proxy.

     Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

     Only shareholders of record as of the close of business on March 5, 2001, may vote at the meeting or at any adjournment. As of that date, there were issued and outstanding 30,747,876 common shares of the Company, the only class of securities entitled to vote at the meeting. Each share registered to a shareholder of record is entitled to one vote. Cumulative voting is not permitted.

                                   PROPOSAL 1

ELECTION OF DIRECTORS

NOMINEES AND OTHER DIRECTORS

     The number of directors of the Company is currently set at 12 members. The directors are divided into three classes as equal in number as reasonably possible. Vacancies that occur during a term may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen hold office for a term expiring at the next Annual Meeting of Shareholders. Board policy states that no director may continue to serve on the Board after the last day of the month of his/her seventieth (70th) birthday.

     At the forthcoming Annual Meeting, three persons are to be elected to the Company's Board of Directors. The Board has nominated William G. Van Dyke, Mark
H. Rauenhorst and J. Kevin Gilligan for three-year terms expiring in the year 2004. One nominee, William G. Van Dyke, has previously been elected as a director of the Company by the shareholders.

     Unless otherwise instructed not to vote for the election of directors, proxies will be voted to elect the nominees. A director candidate must receive the vote of a majority of the voting power of shares present in order to be elected. Unless the Board reduces the number of directors, the enclosed proxy will be voted to elect the replacement nominee designated by the Board in the event that a nominee is unable or unwilling to serve.

     The following information is given as of March 5, 2001 with respect to the nominees for election and the seven directors whose terms of office will continue after the Annual Meeting. Except as noted below, each of the nominees and directors has held the same position, or another executive position with the same employer, for the past five years.


Nominees for election at this meeting to terms expiring in the year 2004:

William G. Van Dyke

     Mr. Van Dyke, 55, is Chairman, Chief Executive Officer and President, Donaldson Company, Inc., a diversified manufacturer of air and liquid filtration products. Mr. Van Dyke has been a director of Graco since 1995 and is a director of Donaldson Company, Inc.

Mark H. Rauenhorst

     Mr. Rauenhorst, 48, is the President and Chief Executive Officer of Opus Corporation and Opus L.L.C., companies engaged in design, construction and real estate development activities, positions he assumed in 1999 and 2000 respectively. Beginning in 1996 he was President and CEO of Opus Northwest L.L.C., where he supervised all activities relating to project development. He joined Opus in 1982. He was elected a director of the Company in September 2000.

J. Kevin Gilligan

     Mr. Gilligan, 46, is President, Home and Building Control, Honeywell International Inc., a diversified manufacturer of electronics, controls and equipment for the aerospace, industrial and building management markets. In 1997 he was elected to the position of President, Solutions and Services Business, Home and Building Control of Honeywell Inc. Prior to becoming Vice President and General Manager, North American Region of Honeywell's Home and Building Control business in 1994, he was Vice President for that business in Europe. He was elected a director of the Company in February 2001.

Directors whose terms continue until 2002:

David A. Koch

     Mr. Koch, 70, is Chairman of the Board of the Company, and will become Chairman Emeritus on May 1, 2001. He was Chairman and Chief Executive Officer from 1985 to 1996. Mr. Koch has been a director of Graco since 1962. He is also a director of SurModics, Inc. As an exception to Board policy, the Board of Directors has extended the mandatory retirement for Mr. Koch until May 31, 2002.


Lee R. Mitau

     Mr. Mitau, 52, is Executive Vice President and General Counsel of U.S. Bancorp, a regional bank holding company. U.S. Bank National Association provides Graco with cash management, loans and foreign exchange services. The trustee of the Graco Employee Retirement Plan is First Trust National Association. Both of these companies are subsidiaries of U.S. Bancorp. From 1983 to 1995, Mr. Mitau was a partner of Dorsey & Whitney LLP. Mr. Mitau has been a director of Graco since 1990 and is a director of H.B. Fuller Company. (See section entitled Certain Business Relationships on page 14.)

Martha A.M. Morfitt

     Ms. Morfitt, 43, is President, Chief Operating Officer and a director of CNS Inc., a manufacturer and marketer of consumer products, including the Breathe Right(R) nasal strip. From 1997 to 1998, she was Vice President, Meals, from 1994 to 1997, Vice President, Green Giant Brands, and from 1993 to 1994, Team Leader, Green Giant Shelf Stable Vegetables, The Pillsbury Company, a diversified marketer of packaged food products. Ms. Morfitt has been a director of Graco since 1995.

Directors whose terms continue until 2003:

George Aristides

     Mr. Aristides, 65, is Chief Executive Officer of the Company, a position he has held since January 3, 2000. Effective May 1, 2001, he will also be Chairman of the Board. From March 1, 1999 to December 29, 1999 he was Vice Chairman. From 1997 to February 28, 1999 he was Chief Executive Officer. From 1996 to 1997 he was President and Chief Executive Officer; from 1993 to 1996, he was President and Chief Operating Officer; from March to June 1993, he was Executive Vice President; and from 1985 to March 1993, he was Vice President, Manufacturing Operations and Controller. Mr. Aristides has been a director of Graco since 1993.

Ronald O. Baukol

     Mr. Baukol, 63, is Executive Vice President, International Operations, Minnesota Mining and Manufacturing Company ("3M"), a diversified manufacturer of industrial, commercial, consumer and health care products. Mr. Baukol has been a director of Graco since 1989 and is a director of 3M and The Toro Company.

Robert G. Bohn

     Mr. Bohn, 47, is Chairman, President and Chief Executive Officer, Oshkosh Truck Corporation, Oshkosh, Wisconsin, a designer, manufacturer and marketer of a broad range of specialty commercial, fire and emergency apparatus and military trucks. Mr. Bohn has been a director of Graco since June 1999.

William J. Carroll

     Mr. Carroll, 56, is President-Automotive Systems Group, Dana Corporation, Toledo, Ohio, which is engaged in the engineering, manufacturing and distribution of components and systems for worldwide vehicular and industrial manufacturers. Mr. Carroll has been a director of Graco since June 1999.

Mr. Jerald Scott, a director since 1997, is retiring from the Board, effective May 1, 2001.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 2000, the Board of Directors met 5 times. Attendance of the Company's directors at all Board and Committee meetings averaged 94 percent. During 2000, each director attended at least 75 percent of the aggregate number of meetings of the Board and of all committees of the Board on which he or she served.

     The Board of Directors has an Audit Committee, a Governance Committee, and a Management Organization and Compensation Committee. Membership as of March 5, 2001, the record date, was as follows:


                                                    Management
                                                    Organization
Audit                       Governance              And Compensation
----------------------      -------------------     ---------------------
W. G. Van Dyke, Chair       L. R. Mitau, Chair      M. A.M. Morfitt, Chair
W. J. Carroll               G. Aristides            R. G. Bohn
J. K. Gilligan              R. O. Baukol            W. J. Carroll
M. A.M. Morfitt             D. A. Koch              L. R. Mitau
M. H. Rauenhorst                                    J. L. Scott
J. L. Scott                                         W. G. Van Dyke

Audit Committee  (2 meetings in fiscal 2000)

     o Reviews and discusses with the Company's management and independent auditor the Company's financial reporting and internal controls;
     o Recommends and takes action to oversee the independence of the independent auditor and selects and recommends the independent auditor to the Board of Directors;
     o    Reviews and assesses the Audit Committee Charter annually; and
     o Reviews the internal audit plan and audit results and evaluates internal audit performance.

     The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, adopted by the Company's Board of Directors on February 25, 2000, a copy of which is included in Appendix A to this Proxy Statement.


Governance Committee  (2 meetings in fiscal 2000)

     o    Evaluates policies related to Board membership and procedure;
     o Recommends to the Board the persons to serve as Chairman of the Board and as Chief Executive Officer;
     o    Reviews and makes recommendations on directors' compensation; and
     o Recommends to the Board of Directors nominees for the position of director.


Management Organization and Compensation Committee  (2 meetings in fiscal 2000)

     o    Develops the Company's philosophy on executive compensation;
     o    Determines the compensation of the Company's executive officers;
     o Reviews and makes recommendations on management organization and succession plans; and
     o    Administers the Company's executive stock option and incentive plans.


NOMINATION OF DIRECTORS

     Shareholders may nominate candidates for election to the Board of Directors who will be considered by the Board Governance Committee. Recommendations should be made in writing and addressed to the Committee in care of the Secretary of the Company at the Company's corporate headquarters. The By-laws provide that timely notice must be received by the Secretary not less than 90 days prior to the anniversary of the date of the Annual Meeting of Shareholders, the first Tuesday in May of each year. The nominations must set forth (i) the name, age, business and residential addresses and principal occupation or employment of each nominee proposed in such notice; (ii) the name and address of the shareholder giving the notice, as it appears in the Company's stock register;
(iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and by such shareholder; and (iv) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of the Company, if elected.


AUDIT COMMITTEE REPORT

Report of the Audit Committee

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. In performing its oversight function, the Audit Committee has relied upon advice and information which it has received in its discussions with the Company's management and independent auditors.

     The Audit Committee is composed of independent directors, and acts under a written charter adopted and approved by the Board of Directors. The Audit Committee has reviewed and reassessed the adequacy of its Charter and has concluded that the Charter satisfactorily states the responsibilities of the Committee. Each member of the Company's Audit Committee meets the independence requirements of the New York Stock Exchange.

     The Audit Committee has reviewed with the Company's management, internal audit personnel and the independent auditor issues concerning significant developments in accounting rules, changes in accounting practices and the adequacy of the Company's internal accounting controls.

     The Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 29, 2000 with both management and Deloitte & Touche LLP ("Deloitte"), the Company's independent auditors. The Committee also discussed with Deloitte the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee has also received the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed with Deloitte their independence. The Audit Committee has considered the effect of non-audit fees on the independence of Deloitte.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2000 for filing with the Securities and Exchange Commission.


                                             The Members of the Committee
                                               Mr. William Van Dyke, Chairman
                                               Mr. William Carroll
                                               Ms. Martha A.M. Morfitt
                                               Mr. Mark Rauenhorst
                                               Mr. Jerald Scott


PRINICPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to Graco Inc. for the fiscal year ended December 29, 2000, by the Company's principal accounting firm, Deloitte & Touche LLP.


                  Financial Information Systems
Audit Fees        Design and Implementation Fees            All Other Fees
----------        ------------------------------            --------------

$251,000                        $0                             $454,000 <F1><F2>

[FN]
<F1>
(1) Includes fees for non-audit services, principally tax consulting, statutory audit of non-U.S. subsidiaries and other services.
<F2>
(2) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

EXECUTIVE COMPENSATION

Report of the Management Organization and Compensation Committee

Overview
     The Management Organization and Compensation Committee of the Board of Directors (hereafter called "the Committee"), composed of six independent nonemployee directors, is responsible for developing the Company's philosophy on executive compensation. Consistent with this philosophy, the Committee develops compensation programs for the Chief Executive Officer and each of the other executive officers of the Company. On an annual basis, the Committee determines the compensation to be paid to the Chief Executive Officer and other executive officers, based on the provisions of the compensation plans.

     Compensation plans which provide for grants or awards of Company stock to executive officers are approved by the Board of Directors and the shareholders of the Company. In 1993, the Internal Revenue Code ("the Code") was amended to include a deductibility limit for remuneration to certain executive officers [Section 162(m) of the Code]. Qualified performance-based compensation is not subject to this deductibility limit. The Long Term Stock Incentive Plan, which permits grants of stock options and stock appreciation rights to executive officers, meets the requirements of Section 162(m) in all respects.

     In order to qualify annual incentive awards to the Chief Executive Officer and other executive officers as performance-based compensation under Section 162(m) of the Code, the Company has an Executive Officer Annual Incentive Bonus Plan. This Plan meets the requirements of Section 162(m) in all respects.

Executive Compensation Philosophy and Program

     It is the Company's philosophy to set its executive compensation structure at levels which are competitive with those of durable goods manufacturers of comparable size. These levels are determined by consulting a variety of independent third-party executive compensation surveys. Executive compensation is then delivered through:

     o base salaries which recognize the experience and performance of individual executives;
     o    aggressive, performance-driven incentives which:
          -  enhance shareholder value,
          -  balance annual and long-term corporate objectives; and
          -  provide meaningful amounts of Company stock; and
     o    competitive benefits.

     The specific components of the executive compensation program are described below.

     Base salary ranges are established by the Committee, using the fiftieth percentile salary and trend data for comparably-sized durable goods manufacturers, as published in a variety of independent third-party executive compensation surveys. The actual base salary of each officer, within the range, is determined by the executive's performance, which is evaluated annually by the Chief Executive Officer and reviewed and approved by the Committee. Both financial and management factors are considered in the evaluation.

     The Executive Officer Annual Incentive Bonus Plan (the "Executive Bonus Plan") was available in 2000 to the Chief Executive Officer and any other executive officer designated by the Committee. The Committee is authorized to establish financial growth targets for each participant directly and specifically tied to one or more financial measures. On or before the 90th day of the Company's fiscal year, the Committee identifies the participants, establishes the Targeted Bonus Maximum Percentages for each participant, and establishes the applicable Financial Measures and the Company Performance Target(s) for each Financial Measure, as these terms are defined in the Executive Bonus Plan. At the close of the fiscal year, the Committee certifies whether or not the Company Performance Target(s) have been attained.

     The Annual Bonus Plan covers key managers of the Company and executive officers who do not participate in the Executive Bonus Plan. The Annual Bonus Plan, available in 2000 to 9 executive officers and 42 other management employees, is structured to encourage growth in both sales and net earnings by the Company. The Plan determines individual awards for executive officers by measuring Company performance against corporate sales and net earnings growth targets established by the Committee in the first quarter of each year. Sales and net earnings targets for 2000 were established to exceed prior year results. In addition, the Chief Executive Officer has been given the authority to establish divisional and regional growth targets for the executive officers in charge of specific divisions and regions. Overall performance for the divisional and regional executives is measured against both divisional and corporate targets. Targets are set for minimum, midpoint and maximum payouts under the plan. In 2000, the Committee established a range of payouts as a percent of base salary for executive positions as follows:


                                           Minimum Payout            Maximum Payout
Position                                   as a % of Base Salary     as a % of Base Salary
--------                                   ---------------------     ---------------------
Chief Executive Officer                              0%                    90%
President and Chief Operating Officer                0%                    80%
Vice President (Board-elected)                       0%                    70%
Vice President (By appointment)                      0%                    50%/60%

The actual  Annual  Bonus  Plan award is  determined  by  evaluating  corporate, divisional and regional performance against the established financial objectives. For 2000, sales results led to an award that was 80.9 percent of the maximum payout. Corporate net earnings results led to an award that was 93.9 percent of the maximum payout. Awards were made to all executive officers under the 2000 Annual Bonus Plan, with the exception of the Chief Executive Officer whose award was made under the Executive Bonus Plan.

     Under the Chairman's Award Program, the Chairman granted a total of $125,000 in individual discretionary awards to recognize significant contributions by selected executive officers and other management employees. In 2000 Chairman Awards were granted to 11 employees, including an award of $25,000 to Patrick J. McHale.

     The Executive Long Term Stock Incentive Program is structured to align the interests of executive officers with those of all Graco shareholders. The Long Term Stock Incentive Program for 2000 consisted of stock options granted to the executive officers. The number of stock options granted to each executive officer was determined using competitive data for comparably-sized durable goods manufacturers, as reflected in independent third-party long-term incentive surveys. These options were non-incentive stock options with a 10-year duration and a vesting schedule of 25 percent after years one, two, three and four.

     Executive officers are eligible to participate in the employee benefit programs available to all Graco employees.


Compensation of the Chief Executive Officer

     On an annual basis, the Committee is responsible for reviewing the individual performance of the Chief Executive Officer and determining appropriate adjustments in base pay and award opportunities under the Executive Officer Annual Incentive Bonus Plan and the Long Term Stock Incentive Plan.

     Awards made to the Chief Executive Officer under the Executive Bonus Plan are determined by the growth in sales and net earnings of the Company. Sales of $494.4 million in 2000 represent a growth of 10 percent over 1999. Net earnings in 2000 of $70.1 million represent an increase of 18 percent over 1999. This growth in sales and net earnings for 2000 yielded a bonus award to Mr. Aristides of 81.6 percent of his base salary.

     In reviewing Mr. Aristides' 2000 performance, the Committee recognized a number of significant accomplishments including record sales and net earnings, a 20 percent increase in diluted earnings per share, a successful entry into the North American home center market, continued emphasis on expense management while maintaining high levels of customer satisfaction, and continued superior return to Graco shareholders, particularly in comparison to the Dow Jones Factory Equipment Index and the S&P 500 Index. Continued focus on investment in new products, global marketing, and enhanced distribution and manufacturing have been effective in yielding the eighth consecutive year of improved sales and net earnings. Based upon this analysis, the Committee increased Mr. Aristides' base salary from $483,000 to $552,000 effective January 1, 2001. The Executive Officer Annual Incentive Bonus Plan payout maximum for Mr. Aristides remained unchanged.



                                             The Members of the Committee
                                                Ms. Martha A.M. Morfitt, Chair
                                                Mr. Robert Bohn
                                                Mr. William Carroll
                                                Mr. Lee Mitau
                                                Mr. Jerald Scott
                                                Mr. William Van Dyke

Comparative Stock Performance Graph

     The graph below compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with the cumulative total return of the S&P 500 Index and of the Dow Jones Factory Equipment Index over the same period (assuming the value of investment in Graco common stock and each index was 100 on December 29, 1995, and all dividends were reinvested).


                 Five Year* Cumulative Total Shareholder Return

[GRAPH - Table below lists data points included in graph]

                                                                   Dow Jones
Year             Graco Inc.              S&P 500               Factory Equipment
----             ----------              -------               -----------------
1995                100                    100                        100
1996                125                    122                         98
1997                182                    164                        113
1998                203                    211                         90
1999                283                    255                         82
2000                332                    232                         76

                                      *Fiscal Year Ended Last Friday in December

Summary Compensation Table

     The following table shows both annual and long-term compensation awarded to or earned by the Chief Executive Officer and the four most highly compensated executive officers of the Company whose total annual salary and bonus for 2000 exceeded $100,000.

                                                                                   Long Term Compensation
                                      Annual Compensation                                Awards
                      ----------------------------------------------------         -----------------------
      (a)             (b)        (c)               (d)                 (e)               (f)         (g)              (i)
                                                                       Other         Restricted    Securities      All Other
                                                                      Annual              Stock    Underlying        Compen-
Name and                        Salary            Bonus              Compen-           Award(s)      Options/         sation
Principal Position    Year         ($)<F1><F2>      ($)<F1><F3>   sation ($)                ($)      SARs (#)<F4>        ($)<F5>
------------------    ----    --------         --------           ----------         ----------    ----------      ---------

George Aristides      2000    $485,123         $395,657                    0                  0        60,000         $    0
Chief Executive       1999     406,876          182,001                    0                  0        60,000          4,800
Officer               1998     432,106          290,233                    0                  0        60,000          4,800

Dale D. Johnson       2000     280,267          202,989                    0                  0        30,000          5,100
President and         1999     160,287           76,234                    0                  0        15,000          4,800
Chief Operating       1998     138,178           80,589                    0                  0        15,000          4,800
Officer

Charles L. Rescorla   2000     168,211          112,450                    0                  0        11,250          5,100
Vice President,       1999     150,262           91,141                    0                  0        11,250          4,800
Manufacturing &       1998     135,295           87,837                    0                  0         7,500          4,800
Distribution
Operations


Robert M. Mattison    2000     165,414          104,666                    0                  0         7,500          5,100
Vice President,       1999     150,639           75,281                    0                  0         7,500          4,800
General Counsel and   1998     146,864           73,908                    0                  0         7,500          4,800
Secretary

Patrick J. McHale     2000     147,141          119,507                    0                  0        11,250          5,100
Vice President,       1999     105,360           36,172                    0                  0           300          3,994
Contractor Equipment  1998      94,583           27,763                    0                  0         4,500          3,138
Division

<F1>
(1) Deferred compensation is included in Salary and Bonus in the year earned.
<F2>
(2) In addition to base salary, the reported figure includes amounts attribut-able to the imputed value of the group term life insurance benefit for each of the named executive officers.
<F3>
(3) Bonus includes any awards under the Executive Officer Annual Incentive Bonus Plan, the Annual Bonus Plan and the Chairman's Award Program described in the Management Organization and Compensation Committee Report. Chairman's Awards for 2000 included a $25,000 award to Mr. McHale. Mr. Rescorla received $15,000 for 1999 and $33,000 for 1998, Mr. Mattison received $10,000 for 1999, Mr. Johnson received $10,000 for 1998 and Mr. McHale received $10,000 for 1999 under the Chairman's Award Program.
<F4>
(4) On December 8, 2000, the Board of Directors approved a three-for-two stock split effective February 6, 2001, for shares outstanding on January 15, 2001. The number of options, as well as the exercise price, has been restated in this table and all subsequent tables to reflect the split.
<F5>
(5) The compensation reported includes the Company contributions under the Graco Employee Investment Plan (excluding employee contributions). For 2000, the Company contribution accrued under the Graco Employee Investment Plan for each named executive officer was as follows: $0 for Mr. Aristides; $5,100 for Mr. Johnson; $5,100 for Mr. Rescorla, $5,100 for Mr. Mattison and $5,100 for Mr. McHale. The Company contribution under the Graco Employee Investment Plan is a dollar for dollar match up to the first 3% of employee contribution.

Option Grants Table (Last Fiscal Year)

     The following table shows the stock options granted to the named executive officers during 2000, their exercise price and their grant date present value.



                                              Individual Grant                     Grant Date Value<F4>
                               -----------------------------------------------     ----------------
(a)                                 (b)            (c)        (d)         (e)                   (f)
                              Number of     % of Total
                             Securities        Options   Exercise                             Grant
                             Underlying     Granted to    or Base                              Date
                                Options   Employees in      Price  Expiration               Present
Name                        Granted (#)    Fiscal Year     ($/Sh)        Date             Value ($)
-------------------         -----------   ------------   --------  ----------      ----------------
George Aristides<F1>             60,000          13.8%     $20.46    02/09/10              $558,000
Dale D. Johnson<F2>              30,000           6.9%      20.46    02/09/10               279,000
Charles L. Rescorla<F3>          11,250           2.6%      20.46    02/24/10               103,950
Robert M. Mattison<F3>            7,500           1.7%      20.46    02/24/10                69,300
Patrick J. McHale<F3>            11,250           2.6%      20.46    02/24/10               103,950

<F1>
(1) Non-incentive stock options were granted on February 9, 2000, in the amount shown on the table. The options were exercisable on the day of the grant.
<F2>
(2) Non-incentive stock options were granted on February 9, 2000, in the amount shown on the table. The options may be exercised in equal installments over five years, beginning with the second anniversary date of the grant.
<F3>
(3) Non-incentive stock options were granted on February 23, 2000 in the amounts shown on the table. The options may be exercised in equal installments over four years, beginning with the first anniversary date of the grant.
<F4>
(4) The Black-Scholes option pricing model has been used to determine the grant date present value. Annual volatility was calculated using monthly returns for 36 months prior to the grant date, the interest rate was set using U.S. Treasury securities of similar duration to the option period as of the grant date; and dividend yield was established as the yield on the grant date. A 10 percent discount for nontransferability and a three percent discount to reflect the possibility of forfeiture over a two-year period were applied. For grants expiring on February 9, 2010, the assumptions used in the model were annual volatility of 44.50 percent, interest rate of 6.61 percent, dividend yield of
1.82 percent, and time to exercise of 10 years. For grants expiring on February 24, 2010, the assumptions used in the model were annual volatility of 44.50 percent, interest rate of 6.42 percent, dividend yield of 1.82 percent, and time to exercise of 10 years.

Aggregated  Option  Exercises  In Last  Fiscal Year And Fiscal  Year-End  Option
Values

     The following table shows the value of outstanding in-the-money options at the end of the fiscal year for the named executive officers.


(a)                             (b)             (c)                   (d)                 (e)
                                                                Number of
                                                               Securities            Value of
                                                               Underlying         Unexercised
                                                              Unexercised        In-the-Money
                                                                  Options             Options
                                                            at FY-End (#)       at FY-End ($)<F2>
                             Shares          Value
                        Acquired on       Realized           Exercisable/        Exercisable/
Name                   Exercise (#)             ($)<F1>    Unexercisable        Unexercisable
----                   ------------       --------         -------------     ----------------
George Aristides                  0             $0             377,137/0         $5,158,525/0
Dale D. Johnson                   0              0         15,450/59,625     $260,793/548,168
Charles L. Rescorla               0              0         28,200/31,500     $572,105/320,261
Robert M. Mattison                0              0         26,815/26,864     $501,812/286,274
Patrick J. McHale                 0              0          6,187/14,925     $120,255/110,900

<F1>
(1) "Value realized" is the difference between the closing price of the Company's common stock on the day of exercise and the option price of the options multiplied by the number of shares received.
<F2>
(2) "Value at fiscal year-end" is the difference between $27.59, the closing price of the Company's common stock on December 29, 2000, and the option price multiplied by the number of shares subject to option.

Change in Control and Termination Arrangements

     Each of the executive officers listed in the Summary Compensation Table, and certain other key executives of the Company, have entered into a change of control agreement with the Company (singularly "Agreement"; collectively the "Agreements"). The change of control period is defined to extend for two years from the date the Agreement is executed. Each year this period is automatically extended for one year so as to terminate two years from the annual anniversary date of the Agreement, unless the Company gives the executive notice that the Company does not wish to extend this period.

     A change of control is generally defined in the Agreements to have occurred if: (i) a person other than a trust person (as defined in the Agreement) acquires beneficial ownership of 25 percent or more of the Company's outstanding common stock, except acquisitions directly from the Company, by the Company, by a Company employee benefit plan, by the executive or a group of which he is a part, or by a person with beneficial ownership of shares under the Trust Under the Will of Clarissa L. Gray which equals or exceeds a certain percentage; or
(ii) members of the Incumbent Board (as defined in the Agreement) cease to be in the majority on the Board; or (iii) the shareholders approve a reorganization, merger, consolidation or statutory exchange of the Company's outstanding common stock, or approve a sale or other disposition of all or substantially all of the assets of the Company; or (iv) the shareholders approve a complete liquidation or dissolution of the Company.

     Each Agreement provides that for two years after a change of control there will be no adverse change in the executive's duties and responsibilities, compensation program, benefits or other circumstances, provided that nothing will restrict the right of the executive or the Company to terminate the employment of the executive. If the executive's employment is terminated by the Company for any reason other than for good cause, death, or disability, or by the executive for "good reason" (as defined in the Agreement), within two years following a change of control, the executive will be entitled to certain benefits. These benefits include a sum equivalent to the executive's base salary to the date of termination (to the extent not yet paid), a bonus calculated according to a formula (set forth in the Agreement) for the year in which the termination occurs, two times the executive's annual base salary, two times the midpoint between the maximum and minimum bonus for the fiscal year in which the termination occurs, and benefit coverage for a minimum of two years following the date of termination.

     The payments to which the employee is entitled are subject to reduction in the event the payments would constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1989, as amended, (the "Code") or any successor provision, provided that the reduction does not exceed $25,000. If the reduction would exceed $25,000, there will be no reduction and the Company will make an additional payment to the executive in an amount that will put the executive in the same after-tax position as if no excise tax under the Code had been imposed.

     It is the practice of the Company to continue to provide base salary to selected executive officers whose employment is involuntarily terminated by the Company for a period of twelve months or until the officer secures other employment.


Retirement Arrangements

     The Company has an employee retirement plan which provides pension benefits for eligible regular, full- and part-time employees. Benefits under the Graco Employee Retirement Plan ("Retirement Plan") consist of a fixed benefit which is designed to provide retirement income at age 65 of 43.5 percent of average monthly compensation, less 18 percent of Social Security-covered compensation (calculated in a life annuity option) for an employee with 30 years of service. Average monthly compensation is defined as the average of the five consecutive highest years' salary during the last ten years of service, including base salary, Executive Officer Annual Incentive Bonus Plan awards, and Annual Bonus Plan awards, but excluding Executive Long Term Incentive Program awards, divided by sixty. Benefits under the Retirement Plan vest upon five years of benefit service.

     Federal tax laws limit the annual benefits that may be paid from a tax-qualified plan such as the Retirement Plan. The Company has adopted an unfunded plan to provide benefits to retired executive officers impacted by the benefit limits, so that they will receive, in the aggregate, the benefits the executive would have been entitled to receive under the Retirement Plan had the limits imposed by the tax laws not been in effect. The maximum annual pension payable to or on behalf of the executive under the unfunded plan will be equal to the difference between $170,000 and the benefits actually payable under the Retirement Plan when the limits imposed by the tax laws are applied.

     The following table shows the estimated aggregate annual benefits payable under the Graco Employee Retirement Plan and the unfunded plan for the earnings and years of service specified. The years of benefit service for the Chief Executive Officer and the executive officers listed in the Summary Compensation Table are: Mr. Aristides, 27 years; Mr. Johnson, 25 years; Mr. Rescorla, 12 years; Mr. Mattison, 9 years; and Mr. McHale, 11 years. A maximum of 30 years had previously been counted in the pension benefit calculation. For 1998 and subsequent years, the 30 year maximum has been eliminated.


                                       Estimated Aggregate Annual Retirement Benefit
                                       ---------------------------------------------
Final Average    5 Years    10 Years    15 Years     20 Years    25 Years     30 Years     35 Years     40 Years    45 Years
Compensation     Service     Service     Service      Service     Service      Service      Service      Service     Service
------------     -------    --------    --------     --------    --------     --------     --------     --------    --------
$200,000         $13,508    $ 27,016    $ 40,525     $ 54,033    $ 67,541     $ 81,049     $ 94,557     $108,066    $121,574
 300,000          20,758      41,516      62,275       83,033     103,791      124,549      145,307      166,066     170,000
 400,000          28,008      56,016      84,025      112,033     140,041      168,049      170,000      170,000     170,000
 500,000          35,258      70,516     105,775      141,033     170,000      170,000      170,000      170,000     170,000
 600,000          42,508      85,016     127,525      170,000     170,000      170,000      170,000      170,000     170,000
 700,000          49,758      99,516     149,275      170,000     170,000      170,000      170,000      170,000     170,000
 800,000          57,008     114,016     170,000      170,000     170,000      170,000      170,000      170,000     170,000

     Prior to December 31, 1996, the Company entered into deferred compensation agreements with selected executive officers, including certain named executives in the Summary Compensation Table. These agreements provide for the payment per year of $10,000 in deferred compensation to the officer for ten years after retirement, or to a beneficiary in the event of death prior to the expiration of the ten year period. These agreements also include provisions for non-competition and the payment of $5,000 per year in the event the officer becomes disabled prior to age 65. The $5,000 per year disability payments cease upon the attainment of age 65. Deferred compensation agreements remain in effect for Mr. Mattison and Mr. Aristides.


Directors' Fees

     During 2000, the Company paid each director, except directors who also served as officers, an annual retainer of $15,000, plus a meeting fee of $900 for each Board meeting and $700 for each committee meeting attended. On February 23, 2001, the Board approved an increase in the annual retainer to $20,000 per year and the meeting fee to $1,000 for each Board meeting and committee meeting. The Board also terminated the retirement benefit for nonemployee directors, which provided that upon cessation of service, nonemployee directors who have served for five full years will receive quarterly payments for five years at a rate equal to the director's annual retainer in effect on the director's last day of service on the Board. Retirement payments will be made in accordance with the retirement benefit to Mr. Baukol, Mr. Mitau, Ms. Morfitt, Mr. Scott and Mr. Van Dyke upon their respective retirements.


     In 1994, shareholders approved a Nonemployee Director Stock Plan. Under this Plan, a nonemployee director may elect to receive all or part of the director's annual retainer in the form of shares of the Company's common stock instead of cash. In September 1997, the Plan was amended to create a deferred stock account alternative for the deferral of the annual retainer. This alternative provides for the crediting of shares of common stock to a deferred stock account held by a trustee in the name of the nonemployee director. Dividends paid on the common stock, held in the deferred accounts, will be credited to the accounts at the time of payment. In June 1999, the Plan was amended to allow nonemployee directors to defer all or part of the meeting fees as well as the annual retainer. Participating directors may elect to receive payment from their deferred stock account in a lump sum or installments. Payments, whether in a lump sum or by installments, shall be made in shares of common stock, plus cash in lieu of any fractional share. Seven directors have elected to defer all or part of their annual retainer and/or meeting fees into the deferred stock accounts established under this Plan.

     In 1996, shareholders approved a Nonemployee Director Stock Option Plan. Under this Plan, nonemployee directors receive an initial option grant of 3,000 shares upon first appointment or election and an annual option grant of 2,500 shares on the date of the Company's Annual Shareholders Meeting. In February 2001, the Board amended this Plan to fix the initial option and annual option grants at 3,000 and 2,500 shares respectively and eliminate adjustment of such amounts in the event of a stock dividend or stock split. Options granted under the Plan are non-statutory, have a ten-year duration and may be exercised in equal installments over four years, beginning with the first anniversary date of the grant. The option exercise price is the fair market value on the date of grant.

Certain Business Relationships

     Mr. Mitau, who has been a director of Graco since 1990, is Executive Vice President and General Counsel of U.S. Bancorp, a bank holding company. U.S. Bank National Association is the lead bank in a syndicate of ten banks with which the Company entered into a five-year $190,000,000 reducing revolving credit facility. The July 2, 1998 repurchase of 5,800,000 shares of the Company's common stock from the Company's largest shareholder, the Trust under the Will of Clarissa L. Gray, was financed in part by an initial borrowing of $158,000,000 under this credit facility, $3,000,000 of which remained outstanding as of March 5, 2001. For further information see footnote F to the Company's financial statements in its Annual Report to shareholders for fiscal year 2000.

BENEFICIAL OWNERSHIP OF SHARES

     The following information, furnished as of March 5, 2001, indicates beneficial ownership of the common shares of the Company by each director, each nominee for election as director, the executive officers listed in the Summary Compensation Table who are still executive officers on that date, and by all directors and executive officers as a group. Except as otherwise indicated, the persons listed have sole voting and investment power.

                                                                             Percent of
                                      Amount and Nature of                 Common Stock
Name of Beneficial Owner              Beneficial Ownership<F1><F2>         Outstanding*
------------------------              --------------------                 ------------
G. Aristides<F3><F4>                               397,086                         1.3%
R. O. Baukol                                        20,478
R. G. Bohn<F4>                                       1,969
W. J. Carroll                                        3,331
J. K. Gilligan                                           0
D. D. Johnson<F4>                                   29,414
D. A. Koch<F3><F4><F5>                           2,221,467                         7.2%
R. M. Mattison<F4>                                  57,204
P. J. McHale                                        12,490
L. R. Mitau                                         18,629
M. A.M. Morfitt                                     14,205
M. H. Rauenhorst                                     1,669
C. L. Rescorla<F4>                                  56,219
J. L. Scott                                         11,027
W. G. Van Dyke                                      16,981

All directors and
executive officers as a
group (21 persons)<F3><F4><F5><F6>               3,045,868                         9.9%


* Less than one 1 percent, if no percentage is given.

<F1>
(1) All share data reflects the three-for-two stock split effective February 6, 2001.
<F2>
(2) Includes 640,420 shares with respect to which executive officers have a right, as of May 1, 2001, to acquire beneficial ownership upon the exercise of vested stock options.
<F3>
(3) Includes the following shares owned by spouses of directors and named executive officers as to which the director or executive officer may be deemed to share voting and investment power: Mr. Koch, 63,736 shares and Mr. Aristides, 69,597 shares.
<F4>
(4) Excludes the following shares as to which beneficial ownership is disclaimed: (i) 528,433 shares owned by the Graco Employee Retirement Plan, as to which Messrs. Aristides, Koch, Bohn, Johnson and Rescorla and certain executive officers of the Company share voting and investment power as members of the Company's Investment Committee; (ii) 13,047 shares held by The Graco Foundation as to which Messrs. Koch, Mattison and Rescorla share voting and investment powers as directors; and (iii) 134,800 shares held by the Greycoach Foundation as to which Mr. Koch shares voting and investment power as a director.
<F5>
(5) Includes 1,490,463 shares held by the Clarissa L. Gray Trust, of which Mr. Koch's wife, Barbara Gray Koch, and their children are the beneficiaries and as to which Mr. Koch shares voting and investment power as trustee. See "Principal Shareholders."
<F6>
(6) If the shares referred to in footnote 4 above, as to which one or more directors and designated executive officers share voting power, were included, the number of shares beneficially owned by all directors, nominees for election as director and executive officers would be 3,722,148 shares, or 12.1 percent of the outstanding shares.

Principal Shareholders

   The following table identifies each person or group known to the Company to beneficially own as of March 5, 2001, more than 5 percent of the outstanding common shares of the Company, the only class of security entitled to vote at the Annual Meeting.

                                              Beneficial           Percent
                                               Ownership          of Class
                                        ----------------          --------
David A. Koch<F1><F2>                   2,221,461 shares              7.2%

Ariel Capital Management, Inc.<F3>      4,537,155 shares            14.96%
[FN]
<F1>
(1) Includes 1,490,463 shares owned by the Trust under the will of Clarissa L. Gray. Mr. Koch is one of the trustees of the Trust and the beneficiaries of the Trust are Mrs. Koch and their children. The other trustees are Paul M. Torgerson, Senior Vice President and Chief Administrative Officer at Fairview Health Services, Minneapolis, Minnesota, and US Bank Trust National Association S.D., Sioux Falls, South Dakota. The Trustees share voting and dispositive power. Includes 686,264 shares owned by David A. Koch or Mrs. Koch. Includes 44,740 shares with respect to which Mr. Koch has a right, as of May 1, 2001, to acquire beneficial ownership upon the exercise of vested stock options.
<F2>
(2) Excludes the following shares as to which beneficial ownership is disclaimed: (i) 528,433 shares owned by the Graco Employee Retirement Plan, as to which Messrs. Aristides, Koch, Bohn, Johnson and Rescorla and certain executive officers of the Company share voting and investment power as members of the Company's Investment Committee; (ii) 13,047 shares held by The Graco Foundation as to which Messrs. Koch, Mattison and Rescorla share voting and investment powers as directors; and (iii) 134,800 shares held by the Greycoach Foundation as to which Mr. Koch shares voting and investment power as a director.
<F3>
(3)  Based on information included in a Schedule 13G filed on February 12, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

     The Company's executive officers, directors and 10 percent shareholders are required under the Securities Exchange Act of 1934 and regulations promulgated thereunder to file initial reports of ownership of the Company's securities and reports of changes in that ownership with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company.

     Based upon its review of the reports and any amendments made thereto furnished to the Company, or written representations that no reports were required, the Company believes that all reports were filed on a timely basis by reporting persons during and with respect to 2000, except for two inadvertent late filings by George Aristides, who purchased 6,144 shares in January 2000, sold 5,553 shares in April 2000 and whose spouse sold 13,512 shares in April 2000.

                                   PROPOSAL 2


PROPOSAL TO ADOPT GRACO INC. STOCK INCENTIVE PLAN

     The Board of Directors adopted the Graco Inc. Stock Incentive Plan (the "Stock Incentive Plan") at its regular meeting on February 23, 2001, subject to the approval of the shareholders of the Company. Accordingly, the shareholders will be asked to approve the Stock Incentive Plan at the Annual Meeting. The Stock Incentive Plan would become effective upon approval by the shareholders.


     The Board believes that the success of the Company depends in large measure on its ability to attract and retain highly qualified officers, employees and non-employee directors who are motivated to put forth maximum effort on behalf of the Company and its shareholders. The Company currently provides for the award of stock options to non-employee directors through its Non-Employee Directors Stock Option Plan and the award of stock options and restricted stock to officers and key employees of the Company through its Long-term Stock Incentive Plan. The Board has reviewed these current arrangements for stock awards and has determined that a program that permits the award of a wider variety of stock-based compensation to officers, employees and non-employee directors will promote the long-term financial success of the Company. Compensation based upon the Company's common stock encourages these persons to align their interests with that of shareholders generally. The Board recommends that the Stock Incentive Plan be approved.


     After the date of shareholder approval of the Stock Incentive Plan by the shareholders, no further awards will be granted under the Company's Long-term Stock Incentive Plan or the Company's Non-Employee Directors Stock Option Plan. However, all awards outstanding under either of these two plans prior to or on the date of shareholder approval of the Stock Incentive Plan will remain outstanding in accordance with the terms of those plans. The Company's Employee Stock Incentive Plan will remain in effect, and awards will continue to be granted under that plan.

     The terms of the Stock Incentive Plan are summarized below and the full text of the Plan is set forth as Appendix B to this Proxy Statement. The Stock Incentive Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding the deductibility of executive compensation. In addition, it is intended that the Plan qualify as an incentive stock option plan meeting the requirements of
Section 422 of the Code.

KEY FEATURES OF THE PLAN

Shares/Stock

     o    Graco Inc. common stock (par value $1.00).

Eligibility

     o Any employee, officer or non-employee director of the Company or any affiliate.

Awards

     o    Any option,  stock appreciation  right,  restricted stock,  restricted
          stock  unit,   performance   award,   dividend   equivalent  or  other
          stock-based award.

Term of the Plan

     o    Ten years, unless earlier terminated by the Board of Directors.

Option Exercise Price

     o Not less than 100 percent of the fair market value of a share on the date of grant.

     o    Fair  market  value is the last sale  price of Graco  common  stock as reported by the New York Stock Exchange on the business day immediately preceding the date upon which fair market value is being determined.

Number of Shares Authorized Under the Plan

     o    1,500,000

SUMMARY OF THE PLAN

     All employees, officers and non-employee directors of the Company and its affiliates will be eligible to receive awards under the Plan at the discretion of the Board of Directors or its designated committee.

     Upon approval of the Plan by the shareholders, the Board of Directors will designate a committee to administer and make awards under the Plan. This committee will be composed solely of non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and outside directors within the meaning of Section 162(m) of the Code. The Plan will be administered in accordance with the requirements for the award of "qualified performance-based compensation" under Section 162(m) of the Code.

     The committee designated by the Board of Directors shall have the power to designate persons eligible for awards under the Plan, interpret and administer the Plan and any award agreement, establish rules as deemed appropriate for the administration of the Plan and, subject to the provisions of the Plan and to applicable law, determine:

     o    The type of award and number of shares covered by each award
     o    The terms and conditions of any award or award agreement
     o    The terms of exercise of any award

     The committee may also amend or waive the terms and conditions of an outstanding award, but may not adjust or amend the exercise price of any outstanding stock option or stock appreciation right [except in the case of a stock split or other recapitalization pursuant to Section 4(c) of the Plan].

     The aggregate number of shares of common stock that may be issued under all awards made under the Plan will be 1,500,000, with a maximum of 1,500,000 shares available for issuance as awards of restricted stock and restricted stock units. The committee may adjust the number of shares in the case of a stock split or other recapitalization pursuant to Section 4(c) of the Plan. Shares covered by an award which are forfeited or not purchased will be available under the Plan again for granting awards. In the event that the committee determines that a dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, affects the common stock of the Company such that an adjustment is deemed to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended under the Plan, the committee may make such adjustments as it deems equitable. No person eligible for awards under the Plan may be granted stock options and any other award, the value of which is based solely on an increase in the price of the Company's common stock, relating to more than 200,000 shares in the aggregate in any calendar year. The number and types of awards that will be granted under the Plan are not determinable, as the committee will make such determinations in its sole discretion. The market price per share of the Company's common stock as of March 5, 2001 was $26.90.

     Under the Plan the committee may award options, including reload options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents and other stock-based awards, and any combination of these. The provisions of the Plan governing these awards are contained in the Plan, attached hereto as Appendix B. Generally, the consideration to be received by the Company for awards under the Plan will be the eligible persons' past, present or expected future contributions to the Company. The Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards.

     Transfer of awards may not be made other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom the award is granted

     Subject to the provisions of the Plan or an award agreement, the committee may not amend any outstanding award agreement without the participant's consent, if the action would adversely affect the participant's rights. The committee may assist a participant in satisfying the participant's tax withholding obligations by allowing the participant to elect to have the Company withhold shares which would otherwise be delivered upon exercise or receipt of the award or by delivering to the Company shares already owned with a value equal to the amount of the taxes.

     The Plan will become effective as of the date of shareholder approval and will be in effect for ten (10) years from that date, unless earlier terminated in accordance with the provisions of the Plan. The Board of Directors may amend or terminate the Plan, at any time, except that prior shareholder approval will be required for any amendment to the Plan that:

     o Requires shareholder approval under the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company,

     o Permits repricing of outstanding stock options or stock appreciation rights granted under the Plan [except in the case of a stock split or other recapitalization pursuant to Section 4(c) of the Plan],

     o Increases the number of shares authorized under the Plan [except in the case of a stock split or other recapitalization pursuant to
          Section 4(c) of the Plan],

     o Permits the award of stock options or stock appreciation rights under the Plan with an exercise price less than 100% of the fair market value of share of common stock as defined in the Plan, or

     o Without shareholder approval, would cause the Company to be unable, under the Code, to grant incentive stock options under the Plan.


FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan.

Option or Stock Appreciation Right
----------------------------------

Grant
-----
     The grant of an option or stock appreciation right is not expected to result in any taxable income for the recipient.

Exercise
--------

     Incentive Stock Option
     The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction.

     Nonqualified Stock Option
     Upon exercising a nonqualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount.

     Stock Appreciation Right
     Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and deductible by the Company.

Disposition
-----------

     The tax consequence to a holder of an option upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option or stock appreciation right. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Awards Other Than Options or Stock Appreciation Rights
------------------------------------------------------

     With respect to other awards granted under the Plan that are payable either in cash or shares of common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of common stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount.

     With respect to an award that is payable in shares of common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of common stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of common stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

Application of Section 16 of the Exchange Act
---------------------------------------------

     Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

Delivery of Shares to Satisfy Tax Obligation
--------------------------------------------

     Under the Plan, the committee may permit participants receiving or exercising awards, subject to the discretion of the committee and upon such terms and conditions as it may impose, to deliver shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state tax obligations.


SHAREHOLDER APPROVAL OF PLAN

     The Board of Directors recommends that shareholders vote FOR approval of the Graco Inc. Stock Incentive Plan. Proxies solicited by the Board of Directors will be voted FOR the approval of the Plan, unless shareholders specify a contrary choice in their proxy.

     The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2001 Annual Meeting is required for approval of the Graco Inc. Stock Incentive Plan.

                                   PROPOSAL 3

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

     Deloitte & Touche LLP has acted as independent auditors for the Company since 1962. The Board of Directors recommends ratification of the selection of Deloitte & Touche LLP as independent auditors for the current year. If the shareholders do not ratify the selection of Deloitte & Touche LLP, the selection of the independent auditors will be reconsidered by the Board of Directors. A representative of Deloitte & Touche LLP will be present at the meeting and will have the opportunity to make a statement if so desired and be available to respond to any shareholder questions.


OTHER MATTERS

     The Board of Directors is not aware of any matter, other than those stated above, which will or may properly be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented by such proxies in accordance with their best judgment.


SHAREHOLDER PROPOSALS

     The Company did not receive a request from any shareholder that a matter be submitted to a vote at the 2001 Annual Meeting. Any shareholder wishing to have a matter considered for inclusion in the proxy statement for the Annual Meeting in the year 2002 must submit such proposal in writing to the Secretary of the Company at the address shown on page 1 of this statement no later than December 3, 2001.

     The persons named as proxies intend to exercise their discretionary authority to vote as they deem in the best interests of the Company on any shareholder proposal submitted at the Annual Meeting in year 2002, if the Company has not received advance written notice of the matter from the proponent by February 1, 2002.

     YOU ARE RESPECTFULLY REQUESTED TO EXERCISE YOUR RIGHT TO VOTE. YOU MAY DO SO BY CALLING OUR TOLL-FREE TELEPHONE VOTE NUMBER (1-800-240-6326) AND FOLLOWING THE VOICE INSTRUCTIONS OR BY FILLING IN AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. In the event that you attend the meeting, you may revoke your proxy (either given by telephone or by mail) and vote your shares in person if you wish.

For the Board of Directors



/s/Robert M. Mattison
Robert M. Mattison
Secretary

Dated:  March 29, 2001


                     NOTE: Vote by telephone - call 1-800-240-6326.

(C)2001 Graco Inc. 3/01 6.5M Printed in U.S.A.

                                                                      Appendix A


                                    GRACO INC
                                 AUDIT COMMITTEE
                                     CHARTER

STRUCTURE

The Audit Committee shall have at least three members, and shall consist solely of "independent" directors, all of whom shall be "financially literate" and one of whom shall have accounting or related financial management expertise. The committee shall hold at least 2 meetings during each calendar year, and additional meetings as necessary to perform its functions.

An independent director shall be a director who: (i) is not, and has not been for the last three years, an employee or officer of the Company, or any of its affiliates; (ii) is not a partner, controlling shareholder or executive officer of an organization that has a direct business relationship with the Company or any of its affiliates unless the Board determines, in the good faith exercise of its business judgement, that such relationship does not interfere with the director's exercise of independent judgment; (iii) is not an immediate family member of anyone who has been an officer of the Company or any of its affiliates in the last three years; or (iv) is not employed as an executive of a corporation which has any of the Company's executives on its compensation committee.

"Financially literate" means that the director, in the good faith business judgment of the Board, is able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board may reasonably infer this ability by the employment positions held by the director at other companies. The Board shall also determine, in its good faith business judgment, that one member of the Audit committee has accounting or related financial management expertise. The Board may infer that the director has such expertise by the employment positions held by the director at other companies, the director possessing the requisite professional certification, or the educational background of the director.


PURPOSE

The Audit Committee shall perform the following functions:

1. Have the ultimate authority and responsibility to evaluate the independent auditor, and recommend annually to the Board of Directors the selection of independent auditor;

2. Assure that the independent auditor submits to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, actively engage the independent auditor in a dialogue with respect to any such relationships or services that may impact the objectivity and independence of the independent auditor, and recommend to the Board any appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

3. Assure that the independent auditor, and the head of the internal audit function, are ultimately accountable to the Audit Committee and the Board;

4. Review the independent auditor's objectives and scope for the audit of the Company's financial statements;

5. Review and discuss the audited financial statements with management and the independent auditors.

6.   Recommend  to  the  Board  of  Directors   whether  the  audited  financial
     statements should be included in the Company's annual report on Form 10-K.

7.   Review the independent auditor's year-end audit and opinion;

8. Approve, in advance, the scope and fee arrangement of all examinations of the Company's financial statements by the independent auditors;

9. Review all significant changes in accounting principles and their impact on the Company;

10. Review the comments and recommendations of the independent auditors and management's responses thereto;

11. Review the composition, responsibilities, authority, plans, activities, and significant comments and recommendations of the internal audit department, and management's responses thereto;

12. Review any significant changes to the Company's internal controls with management;

13. Review the results of the annual internal audit of officer expense reports, and a summary of officer perquisites;

14.  Review the status of the Company's tax returns and tax audits worldwide;

15. Review the Company's policies and practices to prevent unethical or illegal activities;

16.  Review  all  material   threatened  or  pending  actions,   investigations,
     proceedings or litigation involving the Company;

17.  Hold  semi-annual   sessions   (without   management   presence)  with  the
     independent auditor and the head of the internal audit function;

18. Approve all proposed personnel actions (except compensation) pertaining to the head of the internal audit function;

19. Review and reassess the adequacy of this Charter, and recommend any changes to the Board of Directors, on an annual basis.

20. Submit a report for the Company's annual proxy statement containing the information required therein by applicable SEC or other regulations.

                                                                      Appendix B

                                   GRACO INC.
                              STOCK INCENTIVE PLAN


Section 1.  Purpose; Effect on Prior Plans.
------------------------------------------

     (a) Purpose. The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to provide such persons with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company's shareholders.

     (b) Effect on Prior Plans. After the date of shareholder approval of this Plan, no awards shall be granted under the Company's Long-Term Stock Incentive Plan or the Company's Non-Employee Directors Stock Option Plan, but all outstanding awards granted under either of those two plans prior to or on the date of shareholder approval of this Plan shall remain outstanding in accordance with the terms thereof. The Company's Employee Stock Incentive Plan shall remain in effect, and awards will continue to be granted under that plan.

Section 2.  Definitions.
-----------------------

      As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

     (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

     (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

     (d) "Board" shall mean the Board of Directors of the Company.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (f) "Committee" shall mean a committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with requirements for the award of "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

     (g) "Company" shall mean Graco Inc., a Minnesota corporation, and any successor corporation.

     (h) "Director" shall mean a member of the Board.

     (i) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

     (j) "Eligible Person" shall mean any employee, officer, consultant, independent contractor or non-employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

     (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (l) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares for purposes of the Plan shall be the last sale price of the Shares as reported on the composite tape by the New York Stock Exchange on the date immediately preceding the date as of which fair market value is being determined or, if there were no sales of Shares reported on the composite tape on such date, on the most recent preceding date on which there were sales.

     (m) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     (n) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

     (o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Reload Options.

     (p) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

     (q) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

     (r) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

     (s)  "Person"  shall  mean  any   individual,   corporation,   partnership,
association or trust.

     (t) "Plan" shall mean this Graco Inc. Stock Incentive Plan, as amended from time to time.

     (u) "Reload Option" shall mean any Option granted under Section 6(a)(iv) of the Plan.

     (v) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

     (w) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

     (x) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

     (y) "Shares" shall mean shares of Common Stock, par value $1.00 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

     (z) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.


Section 3.  Administration.
--------------------------

     (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authoriy to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that except as otherwise provided in Section 4(c) hereof, the Committee shall not adjust or amend the exercise price of Options or Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

     (b) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4.  Shares Available for Awards.
---------------------------------------

     (a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares which may be issued under all Awards under the Plan shall be 1,500,000; provided, however, that a maximum of 1,500,000 Shares shall be available for issuance pursuant to Awards of Restricted Stock and Restricted Stock Units. Shares to be issued under the Plan will be authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,500,000, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

     (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

     (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

     (d) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 200,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 5.  Eligibility.
-----------------------

     Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.  Awards.
------------------

     (a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

            (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

            (ii) Option  Term.   The term of each  Option shall be  fixed by the
Committee.

            (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

            (iv) Reload Options. The Committee may grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) hereof or the relevant provisions of another plan of the Company, and/or when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company or may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one Share as of the date of grant of the new Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan. Shares surrendered as part or all of the exercise price of the Option to which it relates that have been owned by the optionee less than six months will not be counted for purposes of determining the number of Shares that may be purchased pursuant to a Reload Option.

      (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

      (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

            (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

            (ii) Stock Certificates; Delivery of Shares. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Stock certificates registered in the name of the Participant shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

            (iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant's termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

      (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

      (e) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

      (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan and any applicable Award Agreements, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares, or other securities delivered pursuant to a purchase right granted under this
Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

      (g)   General.

            (i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such other consideration as may be determined by the Committee or required by applicable law.

            (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

            (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

            (iv) Limits on Transfer of Awards. No Award (other than Non-Qualified Stock Options, as hereinafter set forth) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any such Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

            (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

            (vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.  Amendment and Termination; Adjustments.
--------------------------------------------------

      (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

            (i) requires shareholder approval under the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;


            (ii) permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan;

            (iii) increases the number of shares authorized under the Plan as specified in Section 4(a);

            (iv) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i), 6(a)(iv) and 6(b)(ii) of the Plan; or

            (v) without such shareholder approval, would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

     (b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

     (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.  Income Tax Withholding.
----------------------------------

     In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the minimum statutory amount of such taxes required to be withheld by the Company or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award and owned by the Participant for more than (6) months with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.  General Provisions.
------------------------------

     (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

     (b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

     (c) No Rights of Shareholders. Except with respect to Restricted Stock, neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

     (d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

     (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a non-employee Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (f) Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

     (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

     (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

     (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.  Effective Date of the Plan.
---------------------------------------

     The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held in 2001 and the Plan shall be effective as of the date of such shareholder approval.

Section 11.  Term of the Plan.
-----------------------------

     Awards shall only be granted under the Plan during a 10-year period beginning on the effective date of the Plan, unless the Plan is terminated earlier pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

                                     [MAP]



                                   GRACO INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                              Tuesday, May 1, 2001
                                    1:30 p.m.

                        Russell J. Gray Technical Center
                               88-11th Avenue N.E.
                          Minneapolis, Minnesota 55413





                                     [LOGO]

GRACO INC.
88 Eleventh Avenue N.E.
Minneapolis, Minnesota  55413

This Proxy is Solicited by the Board of Directors for use at the Graco Inc. Annual Meeting on Tuesday, May 1, 2001.

The shares of common stock of Graco Inc. which you were entitled to vote on March 5, 2001, will be voted as you specify on this card.

By signing this proxy, you revoke all prior proxies and appoint George Aristides and Mark W. Sheahan as Proxies, each with full power of substitution, to vote your shares as specified on the reverse side and at their discretion on any other matter which may properly come before the Annual Meeting or any adjournment thereof.

TO VOTE BY TELEPHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

o    Have your proxy card in hand.
o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on April 30, 2001.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number. Both numbers appear in the box in the upper right hand corner.

Option 1: To vote as the Graco Board recommends on ALL proposals, press 1.

          When asked, please confirm by pressing 1.

Option 2: To vote on each Proposal separately, press 0. (You will then hear these instructions:)

Proposal 1: to vote FOR ALL nominees, press 1
            to WITHHOLD from all nominees, press 9
            to WITHHOLD FROM  AN INDIVIDUAL  NOMINEE, press  0 and listen to the instructions.

Proposal 2: to vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

Proposal 3: to vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0


          When asked, please confirm your vote by pressing 1.




TO VOTE BY MAIL

If you do not vote by telephone, mark, sign and date your proxy card and return the card in the postage-paid envelope provided (Graco Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873).


          If you vote by telephone, please do not mail your Proxy Card


Item 1.     Election of Directors            FOR ALL          WITHHOLD FOR ALL
                                          ---              ---

            NOMINEES:      William G. Van Dyke    J. Kevin Gilligan

                           Mark H. Rauenhorst


     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above)

Item 2.     Adoption of the Graco Inc. Stock Incentive Plan

               FOR                     AGAINST                 ABSTAIN
            ---                     ---                     ---

Item 3. Ratification of Appointment of Deloitte & Touche LLP as Independent Auditors

               FOR                     AGAINST                 ABSTAIN
            ---                     ---                     ---


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. A properly executed proxy will be voted in the manner directed by the person(s) signing below. If you make no choice, your proxy will be voted "FOR" Items 1, 2, and 3.

Please sign exactly as your name(s) appears at left. In the case of joint owners, each should sign. If signing as executor, trustee, guardian or in any other representative capacity or as an officer of a corporation, please indicate your full title.


                                       Dated:                          , 2001
                                             --------------------------


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                                       Signature


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